EXHIBIT 10.1

                              FINE HOST CORPORATION
                              AMENDED AND RESTATED
                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN


1. Purpose. The Amended and Restated 1996 Non-Employee Director Stock Plan (the "Plan") is intended to promote the interests of Fine Host Corporation (the "Company") by providing an inducement to qualified persons who are neither employees nor officers of the Company or any affiliate to serve as members of the Board of Directors of the Company (the "Board") and to provide for a portion of their annual compensation to be tied directly to shareholder return. This is accomplished through the automatic annual grant of common stock of the Company, par value $0.01 per share, (the "Common Stock") with restrictions on the transferability for a period of time ("Restricted Stock") (each annual grant of Restricted Stock hereinafter referred to as an "Award").

2. Available Shares. The total number of shares of Common Stock which may be granted pursuant to the Plan shall not exceed 50,000. Shares subject to the Plan may be authorized but unissued shares or shares that were previously issued and subsequently reacquired by the Company. If any shares of Common Stock granted under the Plan are surrendered before the restrictions thereon lapse, such shares revert to the Plan and continue to be available for grant under the Plan.

3. Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4. Agreement. Each Award shall be evidenced by an Agreement, in such form as may be approved by the Board, which Agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such Restricted Stock is granted. The Agreement shall contain such terms, provisions, restrictions and conditions not inconsistent with the Plan as may be determined by the Committee.

5. Eligibility. Common Stock may be granted pursuant to the Plan only to members of the Board who are not employees of the Company or an affiliate at the time of grant ("Non-Employee Directors").

6. Automatic Grant of Restricted Stock. Upon the consummation of the Company's initial public offering of stock (the "IPO") each Non-Employee Director at such time shall be automatically granted without further action by the Board or the Committee a number of shares of Restricted Stock equal to $15,000 divided by the price that one share of Common Stock is offered to the public in the IPO. Thereafter, for the remainder of the term of the Plan and provided he or she remains a Non-Employee Director, on the date of each of the Company's Annual Meeting of Stockholders (the "Annual Meeting"), each Non-Employee Director shall be automatically granted without further action by the Board or the Committee a number of shares of Restricted Stock equal to $15,000 divided by the "Fair Market Value" of one share of Common Stock on the date of grant. For purposes of the Plan, the Fair Market Value of the Common Stock on a given date means (i) if the Common Stock is listed on a national securities exchange, the closing price reported as having occurred on the primary exchange with which the Common Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Common Stock hereunder is in all respects subject to, and the Plan and Common Stock granted under it shall be of no force and effect unless and until, the approval of the Plan by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval, or by written consent of shareholders enforceable under applicable state law.

7.       Restrictions.

(a) Common Stock granted pursuant to the Plan shall be restricted for a period of time from the date of grant and shall not be assignable or transferable during such period. Unless otherwise determined by the Board, the restrictions with respect to each Award shall lapse and the Restricted Stock shall become freely transferable on the date of the Annual Meeting immediately following the date of grant of the Award, provided the Non-Employee Director remains as a member of the Board on the date immediately preceding such Annual Meeting.


(b) The certificates representing the shares of Restricted Stock acquired under the Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company.

(c) In the event a Non-Employee Director ceases to be a member of the Board for any reason other than death or "Disability," any shares of Restricted Stock acquired by him or her pursuant to the Plan whose restrictions have not lapsed shall be forfeited back to the Company. For the purposes of the Plan, Disability shall mean the permanent and total disability and incapacity of the Non-Employee Director such that he is unable to perform his duties to the Company, as certified by the Board.

(d) In the event that a Non-Employee Director ceases to be a member of the Board by reason of his or her Disability or death, the restrictions with respect to all shares of Common Stock acquired by him or her pursuant to the Plan shall immediately lapse and all such shares shall become immediately transferable by the Non-Employee Director (or his or her personal representative, heir or legatee, in the event of death).

8.       Effect of Change in Control.

(a) In the event of a "Change in Control," the restrictions on all shares of Common Stock granted pursuant to the Plan shall immediately lapse and all such shares shall become immediately transferable.

(b) Change in Control shall, unless the Board otherwise directs by resolution adopted prior thereto or, in the case of a particular Award, the Agreement states otherwise, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange
Act), directly or indirectly, of [30%] or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years beginning on the date of the consummation of the IPO, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. Neither the IPO nor any merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, "Permitted Holder" means William R. Berkley or any of his affiliates (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     9. Approval of Stockholders. The effectiveness of this Plan and of the grant of all Common Stock hereunder is in all respects subject to approval by the Company's shareholders as more fully set forth in Section 6 hereof.

     10. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable. *
* *
As adopted by the Board of Directors of Fine Host Corporation as of March 29, 1996 and as amended and restated as of March 17, 1997